UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Del Taco Restaurants, Inc.
(Name of registrant as specified in its charter)
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TO: DEL TACO EMPLOYEES AND FRANCHISE OWNERS

FROM: JOHN CAPPASOLA, CEO

SUBJECT: EXCITING NEW CHAPTER FOR DEL TACO

I am pleased to announce an exciting new chapter in Del Taco’s history. In a press release issued this morning, it was announced that we have entered into a definitive agreement for Del Taco to be acquired by Jack in the Box Inc. Once the deal officially closes, which is expected to occur during calendar Q1 of 2022, Del Taco will become part of the larger Jack in the Box family.

I am personally very excited about our two businesses coming together. We are both like-minded challenger brands with significant growth opportunities. We both pride ourselves on serving guests with unique variety, quality, innovation and value. Together, the companies will create a stronger QSR player with greater scale and ability to enhance the guest experience while offering best in class support to our franchisees and operators to pursue profitable growth.

As the 15th largest quick service restaurant in the nation, Jack in the Box successfully operates over 2,200 stores in 21 states and Guam. Similar to Del Taco, Jack in the Box has a long and storied history that started seventy years ago in San Diego, California.

This is a strategic business combination as there are many similarities and synergies between these two iconic brands. Both brands have highly successful and growth-oriented franchisees and company operations that will benefit from the increased efficiencies, larger scale buying power, leveraging technology and support that will come from a larger organization.

Jack in the Box is led by their CEO Darin Harris. Darin is a tremendous leader who in a short time at Jack in the Box has made a huge impact on the brand. Our senior leadership has spent considerable time with their senior team throughout this process and I can confidently say we share a similar approach to the business with a focus on enabling the success of our teams at every restaurant. I look forward to working with Darin and the entire Jack in the Box team through a collaborative cross-functional approach.

The opportunity to become part of the Jack in the Box family is a huge testament to everyone on the Del Taco team who has made this brand and our culture so special. Darin and the management team at Jack in the Box share our commitment to a strong people-first focus. We are confident that working together and learning from each other’s strengths will ultimately deliver strong financial results along with an enhanced franchisee, employee and guest experience across both brands.

While today’s news means there will be a change in the ownership of our company, there will be little to no immediate impact on the day-to-day operations of our business. Jack in the Box was attracted to Del Taco due to the success we have had as a company and the performance of our team. Your focus on supporting our restaurant teams in their efforts to ensure every guest leaves happy has been a driving force behind our success to date and is as critical as ever as we look to continue our growth.

It is important to note, this news will likely lead to increased interest from the media and other third parties. It is imperative that you do not share any information about the company, particularly sales or company performance and today’s announcement, with any individuals outside the company. For that reason, if you receive any questions on today’s announcement, please follow our policy on media inquiries by directing them to Annie Drury at Allison & Partners at 619-342-9386. It is very important that we handle any inquiries related to today’s announcement consistently, so please do not attempt to answer questions on your own.

In today’s viral world, your social media activity can impact the Company’s reputation. I would like to remind you of our Social Media Policy that clearly outlines restrictions for posting, commenting or responding to Del Taco related information. As a Del Taco employee or franchisee, anything you post related to the company could be construed by the public as you acting as a spokesperson for the company. Only designated members of the organization are authorized to speak on behalf of the organization. If you have any questions about something you are considering posting or speaking about, please check with Jack Tang, General Counsel. The complete Social Media and Social Networking Policy can be found on Del Source/Del Fran.

Finally, I want to thank you for your dedication to Del Taco. Your contributions to Del Taco have clearly been recognized, both by our Board of Directors and by the leadership team at Jack in the Box. On behalf of the Board and our senior leadership team, we thank you for your continued commitment to our special brand and look forward to building this next chapter of Del Taco’s success with you.

With Appreciation,

John Cappasola, CEO

You are hereby notified that any disclosure, copying, distribution or use of any of the information contained in or attached to this message is STRICTLY PROHIBITED.

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; and (ix) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC March 11, 2021 and subsequent filings made by the Company with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It; Participants in the Solicitation
In connection with the proposed Merger, the Company intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed Merger. The proxy statement, any other relevant documents, and all other materials filed with the SEC concerning the Company are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov and at the Investor Relations page on the Company’s corporate website at www.deltaco.com. Stockholders should read carefully the proxy statement and any other relevant documents that the Company files with the SEC when they become available before making any voting decision because they will contain important information about the Merger.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of the Company is included in the Company’s proxy statement for its 2021 Annual Meeting, which was filed with the SEC on April 13, 2021, and is supplemented by other public filings made, and to be made, with the SEC by the Company. These documents are available free of charge at the SEC’s website at www.sec.gov and at the Investor Relations page on the Company’s corporate website at www.deltaco.com.